UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2022 (August 17, 2022)
______________
MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
______________

200 Oceangate, Suite 100,	Long Beach,	California	90802
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (562) 435-3666
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.

☐

Item 8.01.    Other Events.
On August 17, 2022, Joseph M. Zubretsky, Molina’s President and Chief Executive Officer, adopted a stock trading plan in order to sell a portion of his holdings in Molina over time as part of his long-term strategy of asset diversification, philanthropy, and tax planning. Mr. Zubretsky’s trading plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and Molina’s Insider Trading Policy. Pursuant to Rule 10b5-1, officers and directors who are not at that time in possession of material non-public information may adopt a pre-arranged plan for transactions in the securities of the issuer for which they serve as an officer and/or director under specified conditions and at specified times. Using these 10b5-1 plans, officers and directors can diversify their investment portfolios for financial planning purposes, plan for charitable giving, spread stock trades over an extended period of time to reduce market impact, and avoid concerns about transactions occurring at a time when they might possess, or even appear to possess, material non-public information. In accordance with Rule 10b5-1, Mr. Zubretsky will not have discretion over the transactions effected pursuant to his trading plan.

Mr. Zubretsky’s trading plan is limited solely to those shares underlying the 375,000 substitutive stock options he was granted in October 2017 in connection with his initial hiring by the Company. Such stock options have an exercise price of $67.33 per share. Pursuant to his trading plan, over time he would effect cashless exercises of some or all of the stock options, and sell the shares received by him upon such exercise. Transactions pursuant to Mr. Zubretsky’s trading plan will occur on the open market at prevailing market prices, subject to minimum price thresholds and maximum daily sales volume limitations, in each case as specified in the trading plan. Exercise of the options and sales of the underlying shares may begin on September 17, 2022, and will terminate no later than December 31, 2022, unless terminated sooner in accordance with the terms of the trading plan.

In the event that all of the shares underlying the 375,000 options are sold pursuant to the trading plan, Mr. Zubretsky would continue to hold a total of at least 472,000 vested and unvested shares and performance-based units for the Company’s common stock under the Company’s long-term incentive compensation program.

Transactions effected pursuant to Mr. Zubretsky’s trading plan will be publicly disclosed pursuant to reports filed by him with the Securities and Exchange Commission in accordance with applicable securities laws, rules, and regulations.

Molina may, but is not required to and does not undertake to, report 10b5-1 trading plans that may be adopted in the future by any officers or directors, or to report any modification or termination of any trading plan, whether or not the plan was publicly announced, except to the extent required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	August 17, 2022	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary